SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   FORM 8-K/A



                      AMENDMENT No. 1 TO CURRENT REPORT ON
                         FORM 8-K DATED AUGUST 14, 1996
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934






         Date of Report (Date of earliest event reported) August 1, 1996



                             TEAM RENTAL GROUP, INC.
               (Exact name of registrant as specified in charter)




Delaware                            0-23962                      59-3327576
--------                            -------                      ----------
(State or other                   (Commission                  (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)




125 Basin Street, Suite 210, Daytona Beach, Florida                32114
--------------------------------------------------------------------------------
 (Address of principal executive offices)                        (Zip Code)



Registrant's telephone number including area code             (904) 238-7035
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

This Amendment No. 1 (this "Amendment") to Form 8-K dated August 14, 1996 is being filed to include the required financial statement pro forma disclosure for ValCar Rental Car Sales, Inc., an Indiana corporation ("ValCar"), which was acquired from its sole shareholders, Jeffrey D. Congdon and Gary L. Levine on August 1, 1996.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         The following statements are being filed as part of this report:
           a) Report of Independent Accountants
           b) Balance Sheets as of December 31, 1995 and 1994
           c) Statements of Income for the three years ended December 31, 1995, 1994, and 1993
           d) Statements of Changes in Stockholders' Equity for the three years ended December 31, 1995, 1994, and 1993
           e) Statements of Cash Flows for the three years ended December 31, 1995, 1994, and 1993
           f) Pro Forma Balance Sheet at June 30, 1996
           g) Pro Forma Statement of Income for the six-month period ended
               June 30, 1996
           h) Pro Forma Statement of Income for the year ended December 31, 1995

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


TEAM RENTAL GROUP, INC.

By:      By:  /s/ Sanford Miller
              ------------------
                  Sanford Miller
                  Chief Executive Officer

Dated:    October 25, 1996

         VALCAR RENTAL CAR SALES, INC.

         Balance Sheets as of December 31, 1995 and 1994, and Related Statements of Operations, Changes in Stockholders' (Deficiency) Equity and Cash Flows for each of the Three Years in the Period Ended December 31, 1995

INDEPENDENT AUDITORS' REPORT


To the Stockholders of
ValCar Rental Car Sales, Inc.:

We have audited the accompanying balance sheets of ValCar Rental Car Sales, Inc. as of December 31, 1995 and 1994, and the related statements of operations, changes in stockholders' (deficiency) equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.





Indianapolis, Indiana
April 26, 1996
(October 22, 1996 as to Notes 10, 11 and 12)


     VALCAR RENTAL CAR SALES, INC.

     BALANCE SHEETS, DECEMBER 31, 1995 AND 1994

ASSETS                                                                           1995            1994

CURRENT ASSETS:
  Cash                                                                    $    61,587     $    96,629
  Contracts in-transit                                                        624,195         427,702
       Receivables, net                                                       405,041         427,864
  Receivables from stockholders                                                63,000          82,000
  Inventories                                                               7,129,734       7,477,451
  Prepaid expenses                                                             52,628          45,765
           Total current assets                                             8,336,185       8,557,411

     PROPERTY AND EQUIPMENT, NET                                              965,276         749,605

     OTHER ASSETS, NET                                                          2,618          72,244

TOTAL                                                                     $ 9,304,079     $ 9,379,260

LIABILITIES AND STOCKHOLDERS' (DEFICIENCY) EQUITY

CURRENT LIABILITIES:
  Notes payable - current portion                                         $ 6,117,050     $ 5,432,989
  Vehicles payable                                                            192,781         775,418
  Accounts payable                                                          1,034,002         636,821
  Other accrued liabilities                                                   446,835         516,052
       Reserve for finance, insurance and mechanical
    service contract chargebacks                                               78,614          74,832

           Total current liabilities                                        7,869,282       7,436,112

LONG-TERM LIABILITIES:
       Notes payable, less current portion                                    282,981         251,385
  Notes payable - stockholders                                                980,000         275,000
       Reserve for finance, insurance and mechanical
    service contract chargebacks                                              314,457         299,326

           Total long-term liabilities                                      1,577,438         825,711

COMMITMENTS AND CONTINGENCIES (Notes 9 and 12)

STOCKHOLDERS' (DEFICIENCY) EQUITY:
       Common stock, $1 par value, 1,000 shares authorized, 600 shares
    issued and outstanding                                                        600             600
  Additional paid-in capital                                                1,169,400         779,400
  Accumulated earnings (deficit)                                           (1,312,641)        337,437

            Total stockholders' (deficiency) equity                          (142,641)      1,117,437

TOTAL                                                                     $ 9,304,079     $ 9,379,260

See notes to financial statements.



     VALCAR RENTAL CAR SALES, INC.

STATEMENTS OF OPERATIONS
     FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
--------------------------------------------------------------------------------
                                                  1995            1994            1993
REVENUES:
  Vehicle sales                             $ 61,355,497     $ 63,284,369    $ 52,383,958
       Finance, insurance and mechanical
         service contract income, net          2,204,879        2,065,451       1,311,203
  Mechanical repair and parts sales              268,583           76,875          16,728
  Interest income                                 10,887            4,408           2,332
  Other                                          331,210          263,906          50,189
                                              ----------       ----------      ----------

        Total revenues                        64,171,056       65,695,009      53,764,410
                                              ----------       ----------      ----------

COST
  Cost of sales                               52,430,044       52,591,814      43,720,355

  Selling and administrative expenses         10,212,541        9,646,161       7,392,986
  Discount on sale of receivables :
    Trade                                        513,171
    Related party                              1,940,460        3,016,255       1,686,843

  Interest expense                               544,918          308,653         140,352
                                              ----------       ----------      ----------


        Total costs and expenses              65,641,134       65,562,883      52,940,536
                                              ----------       ----------      ----------


NET INCOME (LOSS)                           $ (1,470,078)    $    132,126    $    823,874
                                            ============     ============    ============

      (Loss) earnings per share             $  (2,450.13)    $     220.21    $   1,373.12
                                            ============     ============    ============



See notes to financial statements.



     VALCAR RENTAL CAR SALES, INC.

STATEMENTS OF CASH FLOWS
     FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
--------------------------------------------------------------------------------
                                                                   1995            1994            1993

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                         $(1,470,078)    $   132,126     $   823,874
  Adjustments to reconcile net income (loss) to
    net cash used in operating activities:
      Depreciation and amortization                             140,270         141,507         108,208
      Gain on sale of property and equipment                       (985)         (1,996)
  Changes in certain assets and liabilities:
      Contracts in-transit                                     (196,493)       (246,625)       (142,009)
      Receivables                                                22,823         (79,828)       (206,491)
      Inventories                                               347,717      (2,610,531)     (3,138,379)
      Prepaid expenses                                           (6,863)         13,596         (18,146)
           Other assets, net                                     69,626          77,269        (106,429)
      Vehicles payable                                         (582,637)        606,243          77,265
      Accounts payable                                          397,181         127,461         333,609
      Other accrued liabilities                                 (69,217)        114,963         241,637
           Reserve for finance, insurance and mechanical
         service contract chargebacks                            18,913         112,361         126,877
                                                             ----------      ----------      ----------
          Net cash used in operating activities              (1,328,758)     (1,612,443)     (1,901,980)
                                                             ----------      ----------      ----------

CASH FLOWS USED IN INVESTING ACTIVITIES-
  Proceeds from sale of property and equipment                   17,597          37,684
  Purchase of property and equipment                           (355,941)       (453,199)       (445,920)
          Net cash used in investing activities                (355,941)       (435,602)       (408,236)

CASH FLOWS FROM FINANCING ACTIVITIES:
       Vehicle inventory financing, net                         707,441       1,817,127       2,366,086
  Proceeds from notes payable - stockholders                    705,000         275,000         480,000
  Proceeds from installment note                                 58,216         120,000
  Repayment of notes payable                                    (50,000)       (116,667)        (19,444)
  Advances on notes receivable from stockholders                (60,000)        (82,000)
  Collections on notes receivable from stockholders              79,000
  Contributions from stockholders                               390,000         100,000         160,000
  Distributions to stockholders                                (180,000)       (168,000)       (522,000)
          Net cash provided by financing activities           1,649,657       1,945,460       2,464,642

NET INCREASE (DECREASE) IN CASH                                 (35,042)       (102,585)        154,426

CASH AT BEGINNING OF YEAR                                        96,629         199,214          44,788
                                                             ----------      ----------      ----------

CASH AT END OF YEAR                                         $    61,587     $    96,629     $   199,214
                                                            ===========     ===========     ===========

SUPPLEMENTAL DISCLOSURES:
  Cash paid for interest                                    $   530,470     $   293,271     $   121,373

See notes to financial statements.




     VALCAR RENTAL CAR SALES, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' (DEFICIENCY) EQUITY
     FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                       Common Stock
                                                       ------------
                                                                                      Additional     Accumulated
                                                         Issued and                     Paid-in       Earnings
                                        Authorized      Outstanding        Amount       Capital       (Deficit)         Total

     BALANCE AT JANUARY 1, 1993            1,000             600     $       600    $   519,400    $    71,437     $   591,437

Net income                                                                                             823,874         823,874

Capital contributions                                                                   160,000                        160,000

Distributions                                                                                         (522,000)       (522,000)

                                           -----             ---             ---        -------        -------       ---------
     BALANCE AT DECEMBER 31, 1993          1,000             600             600        679,400        373,311       1,053,311

Net income                                                                                             132,126         132,126

Capital contributions                                                                   100,000                        100,000

Distributions                                                                                         (168,000)       (168,000)
                                           -----             ---             ---        -------        -------       ---------

     BALANCE AT DECEMBER 31, 1994          1,000             600             600        779,400        337,437       1,117,437

Net loss                                                                                            (1,470,078)     (1,470,078)

Capital contributions                                                                   390,000                        390,000

Distributions                                                                                         (180,000)       (180,000)
                                           -----             ---             ---        -------        -------       ---------

     BALANCE AT DECEMBER 31, 1995          1,000             600     $       600    $ 1,169,400    $(1,312,641)    $  (142,641)
                                           =====             ===     ===========    ===========    ===========     ===========

See notes to financial statements.



VALCAR RENTAL CAR SALES, INC.

NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 1995 AND 1994
AND FOR THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1995
--------------------------------------------------------------------------------


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization - ValCar Rental Car Sales, Inc. (the Company ), was incorporated in the State of Indiana in December 1990. The Company is engaged in the sale of used motor vehicles in Indianapolis, Indiana.

      Merger - On August 1, 1995, ValCar Rental Car. Sales, Inc. entered into an Agreement and Plan of Merger (the Merger ) whereby Cars Plus, Inc., a company under common control, was merged with and into ValCar Rental Car Sales, Inc. The merger of these entities under common control has been recorded similar to a pooling of interests. The financial statements have been restated to reflect the merger effective January 1, 1993.

      Basis of Presentation - The accounting and reporting policies of the Company conform to generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statement and accompanying notes. Actual results could differ from these estimates.

      Vehicle Sales - Sales of vehicles are recognized as revenue when title to the vehicle transfers.

      Finance, Insurance and Mechanical Service Contract Income - The Company arranges financing for many of its customers through financial institutions and sells credit life, disability insurance, and extended service contracts offered by third parties for which it receives fees. If the customers pay off the financing or cancel the coverage prematurely, a portion of this income will be refundable. Management believes the reserves established for these refunds are adequate.

      Inventories - Vehicle inventories are stated at the lower of cost or market on a specific unit basis.

      Property and Equipment - Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, ranging from 36 to 60 months. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated life of the improvement or the remaining term of the related lease.

      Advertising - The Company expenses  advertising  costs as incurred.  Total
      advertising   expense  was   approximately   $2,153,000,   $2,102,000  and
      $1,732,000 in 1995, 1994 and 1993, respectively.

      Income Taxes - The stockholders of the Company have elected to be taxed under Subchapter S of the Internal Revenue Code. Accordingly, the Company's income will be taxed at the individual stockholder level and no provision for taxes is made in the financial statements.

      Earnings Per Share - Earnings per share of common stock is based on the weighted average number of common shares outstanding during the year. The weighted average number of common shares outstanding was 600 for each of the three years in the period ended December 31, 1995. The per share information has been restated to reflect the merger of companies under common ownership.

      Reclassifications -  Reclassifications  of certain amounts in the 1994 and
      1993  financial   statements  have  been  made  to  conform  to  the  1995
      presentation.

2.    RECEIVABLES

      Receivables consist of the following at December 31:

                                        1995          1994

Vehicle sales                      $ 100,567     $ 156,738
Due from finance companies           155,912       161,274
Other                                238,321       110,147
Allowance for doubtful accounts      (89,759)         (295)
                                     -------          ----
Total receivables                  $ 405,041     $ 427,864
                                   =========     =========





3.    INVENTORIES

      Inventories consist of the following at December 31:


                               1995          1994

Used vehicles            $7,089,333    $7,431,234
Parts and accessories        40,401        46,217
                             ------        ------
Total inventories        $7,129,734    $7,477,451
                         ==========    ==========


4.    PROPERTY AND EQUIPMENT

      Property and equipment consist of the following at December 31:


                                                         1995            1994

Leasehold improvements                            $   507,183     $   479,149
Machinery and shop equipment                          154,387         137,585
Furniture and fixtures                                323,317         306,427
Rental vehicles                                       299,266          16,864
                                                      -------          ------
                                                    1,284,153         940,025
Less accumulated depreciation and amortization       (318,877)       (190,420)
                                                     --------        --------
Property and equipment - net                      $   965,276     $   749,605
                                                  ===========     ===========


5.    NOTES PAYABLE

      Notes payable consist of the following at December 31:


                                                                    1995                1994
            Floor plan line of credit with a bank which
             bears interest at the prime rate (8.5% at
             December 31, 1995) plus 0.75% per annum and
             which matures on May 31, 1996. Repayment of
             advances are due when the related vehicles are
             sold. The floor plan line of credit is
             collateralized by the Company's vehicle
             inventory, equipment, accounts receivable and
             general intangibles and by the personal
             guarantees of the Company's stockholders. The
             floor plan agreement contains various
             covenants, the most restrictive of which
             require the Company to maintain minimum net
             worth and certain financial ratios.                 $5,927,926          $5,220,485

            Note payable to a bank with monthly payments of
             $10,029 of principal and interest at 9.25%
             through August 1, 1999. The note is
             collateralized by certain assets and by the
             personal guarantees of the Company's
             stockholders.                                          372,105             413,889

            Note payable to a bank with interest paid
             monthly at the prime rate plus 1% and which
             matures on May 31, 1996. The note is
             collateralized by certain assets and by the
             personal guarantees of the Company's
             stockholders.                                          100,000              50,000
                                                                    -------              ------

            Total notes payable                                   6,400,031           5,684,374

            Less notes payable - current portion                  6,117,050           5,432,989
                                                                  ---------           ---------

            Notes payable, long-term portion                     $  282,981          $  251,385
                                                                 ==========          ==========


      The Company had received a waiver from its Bank related to the violation of the liabilities to minimum net worth ratio covenant of its floor plan line of credit at December 31, 1995. Such violation was cured in January 1996 through contributions made by the stockholders (see Note 10).

      Maturities of notes payable are as follows:

                    1996    $6,117,050
                    1997        97,950
                    1998       107,545
                    1999        77,486
                    ----        ------
                            $6,400,031
                            ==========




      At  December  31,  1995  and  1994,   the  fair  value  of  notes  payable
      approximates the recorded amounts due to the self-adjusting interest rate features of substantially all of these financial instruments.

6.    NOTES PAYABLE - STOCKHOLDERS

      At December 31, 1995, the Company had unsecured revolving credit notes with certain stockholders with maximum available borrowings of $2,250,000. The notes are due on demand and bear interest at the prime rate plus 2%. Advances under the revolving credit notes totaled $950,000 at December 31, 1995. These notes are classified as long-term in the accompanying balance sheet based on the stockholders commitment to extend the availability of these borrowings until January 1, 1997.

      At December 31, 1995, the Company had an unsecured promissory note with a stockholder with a balance of $30,000. The note bears interest at the prime rate plus 1%.

      The fair value of these notes approximates the recorded amounts due to the self-adjusting interest rate features.

7.    OTHER RELATED PARTIES

      The Company has notes receivable from a stockholder of $63,000 and $82,000 as of December 31, 1995 and 1994, respectively. The notes bear interest at rates which range from the prime rate to the prime rate plus 1%. These notes were repaid in 1996.

      The Company arranges financing for customers who do not qualify for traditional bank financing using retail installment contracts, a portion of which are sold to a related company. Substantially all contracts are sold without recourse and at a discount from face value. The discount on the sale of these contracts does not exceed the gross margin on the related sale of the vehicle.

      Contracts with a face value and discounts were sold to the related Company as follows:



                                    Face
                                    Value         Discount

                         1995    $10,962,000    $ 1,941,000
                         1994     10,934,000      3,016,000
                         1993      4,900,000      1,687,000



      The Company has operating leases for three dealership facilities with partnerships owned by certain stockholders of the Company. Rent expense for these leases in 1995, 1994 and 1993 was $327,000, $231,300 and
      $193,000, respectively. Future minimum obligations under these leases are as follows:


                         1996           $302,000
                         1997            300,000
                         1998            300,000
                         1999            287,000
                         2000            174,000
                 Thereafter              551,000
                                         -------
                                      $1,914,000
                                      ==========


      During 1995, 1994 and 1993, the Company paid management fees totaling $385,000, $475,600 and $396,700, respectively, to a company owned by certain stockholders of the Company.

      The Company purchased vehicles totaling $426,000, $1,612,000, and $2,263,000 in 1995, 1994 and 1993, respectively, from a company controlled by certain stockholders of the Company. At December 31, 1995 and 1994, vehicles in inventory purchased from related parties totaled $87,000 and $285,000, respectively.

8.    COMMITMENTS

      The Company has operating leases for two dealership facilities in addition to those leased from related parties. These leases commenced in 1994. Rent expense was $126,000 in 1995 and $126,000 in 1994 for these facilities. Future minimum obligations under these leases are as follows:


                         1996           $126,000
                         1997            129,000
                         1998             98,000
                         ----             ------
                                        $353,000
                                        ========


9.    CONTINGENCIES

      The Company is subject to legal actions and proceedings in the normal course of business. Although litigation is subject to many uncertainties and the ultimate exposure with respect to these matters cannot be ascertained, management does not believe the ultimate outcome of any existing actions will have a material adverse effect on the financial condition of the Company (see Note 12).

10.   SUBSEQUENT EVENT - STOCKHOLDERS' TRANSACTIONS

      Through August 1, 1996, certain stockholders of the Company have converted $400,000 of notes payable - stockholders to additional paid-in-capital, made additional loans to the Company of $950,000, and contributed $800,000 to the Company in additional paid-in-capital.

11.   SUBSEQUENT EVENT - ACQUISITION OF THE COMPANY

      On August 1, 1996, Team Rental Group, Inc. ( Team ) acquired all of the outstanding capital stock of the Company (the Acquisition ). The Acquisition was consummated in accordance with the terms of an agreement dated August 1, 1996. The aggregate consideration paid by Team in connection with the Acquisition was $400,000 in cash. Team is related to the Company through a common stockholder.

12.   SUBSEQUENT EVENT - LITIGATION

      In September 1996, the Company was named as a defendant in a suit that alleges truth-in-lending violations and deceptive trade practices, among other things. The relief requested by the plaintiffs includes requests for compensatory, statutory and punitive damages. This proceeding has been brought as a putative class action and is pending in federal district court. As of October 22, 1996, the defendant has not been served with a motion for class certification. This litigation is at a preliminary stage and the Company has not yet filed a responsive pleading. Management is not able to estimate the effect, if any, that this litigation may have on the financial position of the Company.

                                   * * * * * *

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma income statements for the six month period ended June 30, 1996 and for the year ended December 31, 1995 gives effect to the ValCar Acquisition (the "Acquisition") of August 1, 1996 as if the Acquisition had occurred as of January 1, 1996 and 1995, respectively. The following unaudited pro forma balance sheet as of June 30, 1996 gives effect to the acquisition of the assets of ValCar as if such transactions had occurred on June 30, 1996.

These unaudited pro forma financial statements may not be indicative of the results that actually would have occurred if the transactions referred to above had been in effect on the dates indicated or the results that may be attained in the future.


UNAUDITED PRO FORMA
CONSOLIDATED BALANCE SHEET
As of June 30, 1996
(in thousands)


                                                                               Adjustments
                                                       Team                       for the
                                                     Historical    Valcar       Acquisition   Pro Forma
                                                     ----------    ------       -----------   ---------
ASSETS

Cash and cash equivalents                             10,970           24         (400)(1)      10,594
Restricted cash                                        2,878                                     2,878
Trade and vehicle receivables, net of allowances
  for doubtful accounts of $3,296                     24,249        1,238                       25,487
Accounts receivable, related parties                      61                                        61
Vehicle inventory                                     15,890        4,722                       20,612
Revenue earning vehicles, net                        337,633                                   337,633
Property and equipment, net                           20,217          598                       20,815
Deferred financing fees, net of accumulated
  amortization of $562                                 2,129                                     2,129
Franchise rights, net of accumulated
  amortization of $3,269                              59,315                     1,172(1)       60,487
Other Assets                                           9,449           77                        9,526
                                                     -------        -----        -----         -------
Total                                                482,791        6,659          772         490,222

LIABILITES AND STOCKHOLDERS' EQUITY

LIABILITIES
Notes payable                                        402,338        6,119                      408,457
Capital lease obligations                                702                                       702
Accounts payable                                      14,501          669                       15,170
Accrued and other liabilities                         15,289          643                       15,932
Deferred income taxes                                  1,433                                     1,433
                                                     -------        -----        -----         -------
     Total liabilities                               434,263        7,431         --           441,694

COMMITMENTS AND CONTINGENCIES

COMMON STOCK WARRANT                                   2,000                                     2,000
                                                     -------        -----        -----         -------

STOCKHOLDERS' EQUITY
Common stock                                              74            1           (1)(2)          74
Additional paid-in-capital                            45,395        2,369       (2,369)(2)      45,395
Accumulated deficit                                    1,389       (3,142)       3,142 (2)       1,389
Treasury stock                                          (330)                                     (330)
                                                     -------        -----        -----         -------
     Total stockholders' equity                       46,528         (772)         772          46,528

Total                                                482,791        6,659          772         490,222
                                                     =======        =====        =====         =======

                  Notes to Pro Forma Consolidated Balance Sheet
                               as of June 30, 1996


(1) To record $400,000 cash paid to the sellers representing the acquisition price, and to record franchise rights from the acquisition, representing the excess of the net assets acquired over the purchase price.

(2) Eliminate common stock, additional-paid-in capital and retained earnings of ValCar.





UNAUDITED PRO FORMA CONSOLIDATED
STATEMENT OF OPERATIONS Six Month-Period Ended
June 30, 1996 (in thousands)


                                                                   Adjustments
                                            Team                      for the
                                          Historical     ValCar     Acquisition     Pro Forma

Operating revenue                          159,528       18,514                      178,042
                                           -------      -------       --------       -------

Operating expenses:
Direct vehicle and operating                14,492                                    14,492
Depreciation - vehicles                     28,023                                    28,023
Depreciation - nonvehicle                    1,210           91                        1,301
Cost of vehicle sales                       47,295       17,208                       64,503
Advertising, promotion and selling          10,609                                    10,609
Facilities                                   9,417                                     9,417
Personnel                                   24,005                                    24,005
General and administrative                   5,385        2,771          (32)(1),(2)   8,124
Amortization                                   996                        19 (6)       1,015
                                           -------      -------       --------       -------

  Total operating expenses                 141,432       20,070          (13)        161,489
                                           -------      -------       --------       -------

Operating income                            18,096       (1,556)          13          16,553
                                           -------      -------       --------       -------


Other (income) expense:
Interest expense - vehicles                 11,963          273          (26)(3),(4)  12,210
Interest expense - other                       931                                       931
Interest income - restricted cash             (787)                                     (787)
Interest expense - related party               118                                       118
Nonrecurring income                                                                       --
                                           -------      -------       --------       -------

Total other (income) expense                12,225          273          (26)         12,472
                                           -------      -------       --------       -------

Income before provision
    for income taxes                         5,871       (1,829)          39           4,081
Provision for income taxes                   2,348                      (711)(5)       1,637
                                           -------      -------       --------       -------

Net income                                   3,523       (1,829)         750           2,444
                                           =======      =======       ========       =======

Weighted average common shares outstanding   7,497                                     7,497
                                           =======                                   =======
Earnings per common share                     0.47                                      0.33
                                           =======                                   =======


                    Notes to Pro Forma Consolidated Statement of Operations for the Six-Month Period Ended June 30, 1996

(1)   To eliminate $93,000 of management fees paid to former shareholders.

(2) To record royalty payments in the amount of $61,000 to Budget Corporation for the right to the use of the "Budget" trade name in a city for which Team rental does not have the Budget vehicle rental franchise.

(3) To record the elimination of interest expense of $5,000 related to notes paid off at the time of the acquisition.

(4) To record reduction in interest expense of $14,000 due to the reduced interest rates for vehicle financing available to Team Rental Group through its floor plan financing facilities.

(5) To record reduction in provision for income taxes resulting from losses incurred by ValCar.

(6) To record amortization of franchise rights resulting from the acquisition of ValCar.





UNAUDITED PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31,
1995 (in thousands)


                                                                         Adjustments
                                                 Team                      for the
                                             Historical       ValCar     Acquisition  Pro Forma
                                             ----------       ------     -----------  ---------

Operating revenue                               149,729       64,171                           213,900
                                                -------       ------         ----               ------

Operating expenses:
Direct vehicle and operating                     13,704                                         13,704
Depreciation - vehicles                          27,476                                         27,476
Depreciation - nonvehicle                         1,341          140                             1,481
Cost of vehicle sales                            38,021       54,744                            92,765
Advertising, promotion and selling               11,826                                         11,826
Facilities                                       11,121                                         11,121
Personnel                                        24,515                                         24,515
General and administrative                        6,686       10,213         (261)(1),(2)       16,638
Amortization                                        859                        38 (6)              897
                                                -------       ------         ----               ------

  Total operating expenses                      135,549       65,097         (223)             200,423
                                                -------       ------         ----               ------

Operating income                                 14,180         (926)         223               13,477
                                                -------       ------         ----               ------


Other (income) expense:
Interest expense - vehicles                      13,874          544          (25)(3),(4)       14,393
Interest expense - other                            632                                            632
Interest income - restricted cash                (1,348)                                        (1,348)
Interest expense - related party                                                                   --
Nonrecurring income                                                                                --
                                                -------       ------         ----               ------

Total other (income) expense                     13,158          544          (25)              13,677
                                                 ------       ------         ----               ------

Income before provision
    for income taxes                              1,022       (1,470)         248                (200)
Provision for income taxes                          685                      (479)(5)             206
                                                  -----       ------         ----               ------

Net income                                          337       (1,470)         727                (406)
                                                    ===       ======          ===                ====

Weighted average common shares outstanding        6,369                                         6,369
                                                  =====                                         =====

Earnings per common share                          0.05                                         (0.06)
                                                   ====                                         =====




                    Notes to Pro Forma Consolidated Statement
               of Operations for the Year Ended December 31, 1995

(1)   To eliminate $385,000 of management fees paid to former shareholders.

(2) To record royalty payments in the amount of $124,000 to Budget Corporation for the right to the use of the "Budget" trade name in a city for which Team rental does not have the Budget vehicle rental franchise.

(3) To record the elimination of interest expense of $15,000 related to notes paid off at the time of the acquisition.

(4) To record reduction in interest expense of $10,000 due to the reduced interest rates for vehicle financing available to Team Rental Group through its floor plan financing facilities.

(5) To record reduction in provision for income taxes resulting from losses incurred by ValCar.

(6) To record amortization of franchise rights resulting from the acquisition of ValCar.




